Exhibit 4.2

Execution Copy

TWILIO INC.

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

APRIL 24, 2015

i

3.10	Additional Investors	25
3.11	Termination of Prior Agreement	25
3.12	Massachusetts Business Trust	25

SCHEDULE A	Schedule of Investors
SCHEDULE B	Schedule of Founders

ii

AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (the “Agreement”) is made as of April 24, 2015, by and among Twilio Inc., a Delaware corporation (the “Company”), the investors listed on Schedule A hereto, each of which is herein referred to as an “Investor,” and the founders listed on Schedule B hereto, each of which is herein referred to as a “Founder.”

RECITALS

WHEREAS, certain of the Investors (the “Existing Investors”) hold shares of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), Series B Preferred Stock (the “Series B Preferred Stock”), Series C Preferred Stock (the “Series C Preferred Stock”), Series D Preferred Stock (the “Series D Preferred Stock”) and/or shares of Common Stock issued upon conversion thereof and possess registration rights, information rights, rights of first offer and other rights pursuant to an Amended and Restated Investors’ Rights Agreement dated as of May 16, 2013 by and among the Company, the Founders and such Existing Investors (the “Prior Agreement”) and desire to amend and restate the Prior Agreement and to accept the rights created pursuant hereto in lieu of the rights created under the Prior Agreement; and

WHEREAS, certain Investors are parties to the Series E Preferred Stock Purchase Agreement of even date herewith by and among the Company and certain of the Investors (the “Series E Agreement”), which provides that as a condition to the closing of the sale of the Series E Preferred Stock (the “Series E Preferred Stock” and collectively with the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the “Preferred Stock”), this Agreement must be executed and delivered by such Investors, Existing Investors holding a majority of the outstanding Registrable Securities (as such term is defined in the Prior Agreement) of the Company and the Company.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.                                      Registration Rights.  The Company covenants and agrees as follows:

1.1                               Definitions.  For purposes of this Agreement:

(a)                                 The term “Act” means the Securities Act of 1933, as amended.

(b)                                 The term “Affiliate” means, with respect to any specified person, any other person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified person, including, without limitation, any general partner, officer, director or manager of such person and any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or is under common investment management with, such person.  Notwithstanding the foregoing, for purposes of this Agreement an “Affiliate” of any Holder shall be deemed to include any Affiliated Fund of such Holder.

(c)                                  The term “Affiliated Fund” means with respect to a (x) limited liability company or a limited liability partnership, a fund or entity managed by the same manager or general partner or management company, (y) an investment company registered under the Investment Company Act of 1940, as amended, advised by Fidelity or any affiliated investment advisor of Fidelity, one or more mutual fund, pension fund, pooled investment vehicle or institutional client advised by Fidelity or affiliated investment advisor of Fidelity, in each case, registered under the Investment Advisers Act of 1940 and (z) any T. Rowe Price Investor, other funds and accounts that receive, directly or indirectly, investment management or investment advisory services from T. Rowe Price.

(d)                                 The term “Arrowpoint” means Arrowpoint Fundamental Opportunity Fund, L.P. and Affiliates, including Affiliated Funds, of Arrowpoint Asset Management, LLC.

(e)                                  The term “Board” means the Company’s Board of Directors, as constituted from time to time.

(f)                                   The term “Common Stock” means the Common Stock of the Company, par value $0.001 per share.

(g)                                  The term “DFJ” means Draper Fisher Jurvetson Fund X, L.P. and Affiliates thereof.

(h)                                 The term “Fidelity” means Fidelity Management & Research Company and Affiliates thereof.

(i)                                     The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(j)                                    The term “Founder Shares” means the Common Stock of the Company owned by any of the Founders.

(k)                                 The term “Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

(l)                                     “Government Official” means any officer or employee of a foreign government or government-controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or official thereof, or candidate for political office.

(m)                             The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.11 hereof.

(n)                                 The term “Information Rights Investor” means each Investor (or transferee of an Investor) that holds at least 1,700,000 Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization).

(o)                                 The term “Initial Offering” means the Company’s first firm commitment underwritten public offering of its Common Stock under the Act.

(p)                                 The term “Investor Directors” means the members of the Board elected by the holders of shares of Preferred Stock pursuant to the Restated Certificate and designated by and affiliated with either of USV (such director, the “Series A Director”), BVP (such director, the “Series B Director”) or Redpoint Omega II, L.P. and its affiliates (such director, the “Series D Director”) pursuant to that certain Amended and Restated Voting Agreement, dated as of the date hereof, by and among the Company, the Investors and the holders of the Company’s Common Stock listed on the schedules thereto, as may be amended from time to time

(q)                                 The term “Major Investor” shall mean (i) each Investor (or transferee of an Investor) that holds at least 2,000,000 Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and (i) DFJ, Altimeter Partners Fund, LP and Arrowpoint, each so long as such Investor holds at least 50% of the shares originally purchased by it (appropriately adjusted for any stock split, dividend, combination or other recapitalization). In addition, Fidelity and its Affiliated Funds (each, a “Fidelity Entity”) for so long as the Fidelity Entities hold any Registrable Securities originally purchased by them shall each be deemed to be a “Major Investor” for purposes of Section 2.1. In addition, T. Rowe Price Investors for so long as the T. Rowe Price Investors hold any Registrable Securities originally purchased by them shall each be deemed to be a “Major Investor” for purposes of Section 2.1.

(r)                                    The term “Major Series A Investor” shall mean Union Square Ventures 2008, L.P. (“USV”) and Affiliates thereof.

(s)                                   The term “Major Series B Investor” shall mean Bessemer Venture Partners (“BVP”) and Affiliates thereof.

(t)                                    “1934 Act” means the Securities Exchange Act of 1934, as amended.

(u)                                 The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(v)                                 The term “Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock; (ii) the Founder Shares; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i)-(ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned; provided, however, that (x) for purposes of Section 1.2 (“Request for Registration”), Section 1.4 (“Form S-3 Registration”), Section 1.12 (“Limitations on Subsequent Registration Rights”), Section 2.1 (“Delivery of Financial Statements”), Section 2.2 (“Inspection”), Section 2.4 (“Right of First Offer”) and Section 3.7 (“Amendments”), the Founder Shares shall not be deemed “Registrable Securities” and the Founders shall not be deemed “Holders” and (y) Registrable Securities shall not include any shares of Common Stock described in clauses (i)-(iii) above which have been previously registered or which have been sold to the public either pursuant to a registration statement or Rule 144, or which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement.

(w)                               The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

(x)                                 The term “Restated Certificate” shall mean the Company’s Restated Certificate of Incorporation, as amended and/or restated from time to time.

(y)                                 The term “Rule 144” shall mean Rule 144 under the Act.

(z)                                  The term “Rule 144(b)(1)(i)” shall mean subsection (b)(1)(i) of Rule 144 under the Act as it applies to persons who have held shares for more than one year.

(aa)                          The term “Rule 405” shall mean Rule 405 under the Act.

(bb)                          The term “SEC” shall mean the Securities and Exchange Commission.

(cc)                            The term “T. Rowe Price” shall mean T. Rowe Price Associates, Inc. and any successor or affiliated registered investment advisor to the T. Rowe Price Investors.

(dd)                          The term “T. Rowe Price Investor” means those Investors that are advisory clients of T. Rowe Price with respect to holding shares of the Company.  For the sake of clarity, as of the date hereof, the T. Rowe Price Investors are indicated on Schedule A hereto.

1.2                               Request for Registration.

(a)                                 Subject to the conditions of this Section 1.2, if the Company shall receive at any time after the earlier of (i) four (4) years after the date of this Agreement or (ii) six (6) months after the effective date of the Initial Offering, a written request from the Holders of at least a majority of the Registrable Securities then outstanding (for purposes of this Section 1.2, the “Initiating Holders”) that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate proceeds to the Company of at least $15,000,000, then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within thirty (30) days of the mailing of the Company’s notice pursuant to this Section 1.2(a).

(b)                                 If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2, and the Company shall include such information in the written notice referred to in Section 1.2(a).  In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by those Initiating Holders holding a majority of the Registrable Securities then held by all Initiating Holders (which underwriter or  underwriters shall be reasonably acceptable to the Company).  Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation on the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of  Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities pro rata based on the number of Registrable Securities held by all such Holders (including the Initiating Holders).  In no event shall any Registrable Securities be excluded from such underwriting unless all other securities are first excluded.  Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

(c)                                  Notwithstanding the foregoing, the Company shall not be required to effect a registration pursuant to this Section 1.2:

(i)                                     after the Company has effected two (2) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; or

(ii)                                  during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of and ending on a date one hundred eighty (180) days following the effective date of a Company-initiated registration subject to Section 1.3 below, provided that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or

(iii)                               if the Initiating Holders propose to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

(iv)                              if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered).

1.3                               Company Registration.

(a)                                 If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than (i) a registration relating to a demand pursuant to Sections 1.2 or 1.4, or (ii) a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration.  Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.3(c), use all commercially reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder requests to be registered.

(b)                                 Right to Terminate Registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.  The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

(c)                                  Underwriting Requirements.  In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company.  If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering. In no event shall any Registrable Securities be excluded from such offering unless all other stockholders’ securities have been first excluded.  In the event that the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be apportioned pro rata among the selling Holders based on the number of Registrable Securities held by all selling Holders or in such other proportions as shall mutually be agreed to by all such selling Holders.  Notwithstanding the foregoing, in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below twenty-five percent (25%) of the total amount of securities included in such offering, unless such offering is the Initial Offering, in which case the selling Holders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (ii) any securities held by a Founder be included in such offering if any Registrable Securities held by any Investor (and that such Investor has requested to be registered) are excluded from such offering.  For purposes of the preceding sentence concerning apportionment, for any selling stockholder that is a Holder of Registrable Securities and that is a venture capital fund, partnership or corporation, the affiliated venture capital funds, partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

1.4                               Form S-3 Registration.  In case the Company shall receive, after its Initial Offering, from the Holders of at least fifty percent (50%) of the Registrable Securities (for purposes of this Section 1.4, the “Initiating Holders”) a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

(a)                                 promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b)                                 use all commercially reasonable efforts to effect, as soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

(i)                                     if Form S-3 is not available for such offering by the Holders;

(ii)                                  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an anticipated aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,000,000;

(iii)                               if the Company shall furnish to all Holders requesting a registration statement pursuant to this Section 1.4 a certificate signed by the Company’s Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right shall be exercised by the Company not more than once in any twelve (12)-month period and provided further that the Company shall not register any securities for the account of itself or any other stockholder during such ninety (90) day period (other than a registration relating solely to the sale of securities of participants in a Company stock plan, a registration relating to a corporate reorganization or transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered);

(iv)                              if the Company has, within the twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4; or

(v)                                 in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c)                                  If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.4 and the Company shall include such information in the written notice referred to in Section 1.4(a).  The provisions of Section 1.2(b) shall be applicable to such request (with the substitution of Section 1.4 for references to Section 1.2).

(d)                                 Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders.  Registrations effected pursuant to this Section 1.4 shall not be counted as requests for registration effected pursuant to Section 1.2.

1.5                               Obligations of the Company.  Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)                                 prepare and file with the SEC a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

(b)                                 prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

(c)                                  furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(d)                                 use all commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(e)                                  in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering;

(f)                                   notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and, at the request of any such Holder, the Company will, as soon as reasonably practicable, file and furnish to all such Holders a supplement or amendment to such prospectus or Free Writing Prospectus (to the extent prepared by or on behalf of the Company) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(g)                                  cause all such Registrable Securities registered pursuant to this Section 1 to be listed on a national exchange or trading system and on each securities exchange and trading system on which similar securities issued by the Company are then listed; and

(h)                                 provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

Notwithstanding the provisions of this Section 1, the Company shall be entitled to postpone or suspend, for a reasonable period of time, the filing, effectiveness or use of, or trading under, any registration statement if the Company shall determine that any such filing or the sale of any securities pursuant to such registration statement would in the good faith judgment of the Board:

(i)                                     materially impede, delay or interfere with any material pending or proposed financing, acquisition, corporate reorganization or other similar transaction involving the Company for which the Board has authorized negotiations;

(ii)                                  materially adversely impair the consummation of any pending or proposed material offering or sale of any class of securities by the Company; or

(iii)                               require disclosure of material nonpublic information that, if disclosed at such time, would be materially harmful to the interests of the Company and its stockholders; provided, however, that during any such period all executive officers and directors of the Company are also prohibited from selling securities of the Company (or any security of any of the Company’s subsidiaries or affiliates).

In the event of the suspension of effectiveness of any registration statement pursuant to this Section 1.5, the Holders shall be precluded from using the registration statement in connection with a disposition of the relevant Registrable Securities, and the applicable time period during which such registration statement is to remain effective shall be extended by that number of days equal to the number of days the effectiveness of such registration statement was suspended.

1.6                               Information from Holder.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as the Company shall reasonably request in writing and as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.7                               Expenses of Registration.  All expenses (except Selling Expenses) incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders (not to exceed $25,000) shall be borne by the Company.  All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the holders of securities included in such registration pro rata among each other on the basis of the number of Registrable Securities so registered.  “Selling Expenses” shall mean all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of one special counsel to the Holder referred to in this Section 1.7).  Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 or 1.4 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered or because a sufficient number of Holders shall have withdrawn so that the minimum offering conditions set forth in Section 1.2 or 1.4, as the case may be, are no longer satisfied (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2 or one S-3 registration pursuant to Section 1.4 and provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4, as the case may be.

1.8                               Delay of Registration.  No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9                               Indemnification.  In the event any Registrable Securities are included in a registration statement under this Section 1:

(a)                                 To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, members, officers, directors and stockholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”):  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus, final prospectus, or Free Writing Prospectus contained therein or any amendments or supplements thereto, any issuer information (as defined in Rule 433 of the Act) filed or required to be filed pursuant to Rule 433(d) under the Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company, (ii) the omission or alleged omission to state in such registration statement a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, and the Company will reimburse each such Holder, underwriter, controlling person or other aforementioned person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter, controlling person or other aforementioned person.

(b)                                 To the extent permitted by law, each selling Holder, severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such person or entity.

(c)                                  Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one (1) separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 1.9 to the extent of such prejudice, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.  No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term therof the giving by the claimant or plaintiff to such indemnified party or a release from all liability in respect to such claim or litigation.  Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

(d)                                 If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (x) no contribution by any Holder, when combined with any amounts paid by such Holder pursuant to Section 1.9(b), shall exceed the net proceeds from the offering received by such Holder, except in the case of fraud or willful misconduct by such person or entity and (y) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Section 1.9(d), when combined with the amounts paid or payable by such Holder pursuant to Section 1.9(b), exceed the proceeds from the offering received by such Holder (net of any expenses paid by such Holder), except in the case of fraud or willful misconduct by such person or entity.  The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f)                                   The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

1.10                        Reports Under the 1934 Act.  With a view to making available to the Holders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the effective date of the Initial Offering;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c)                                  furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to avail any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

1.11                        Assignment of Registration Rights.  The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is an Affiliate, Affiliated Fund, subsidiary, parent, partner, limited partner, retired partner or stockholder of a Holder, (ii) is a Holder’s family member or trust for the benefit of an individual Holder, (iii) after such assignment or transfer, holds, together with the Affiliates of such transferee or assignee, at least five hundred thousand (500,000) shares of Registrable Securities (appropriately adjusted for any stock split, dividend, combination or other recapitalization), or (iv) pursuant to a transfer permitted by Section 3.7(c)(ii) of the Series E Agreement; provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

1.12                        Limitations on Subsequent Registration Rights.  From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders holding a majority of the Registrable Securities then held by all Holders, which majority must include either the Major Series A Investor or the Major Series B Investor, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include any of such securities in any registration filed under Section 1.2, Section 1.3 or Section 1.4 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities.

1.13                        “Market Stand-Off” Agreement.

(a)                                 Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company’s Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock held immediately prior to the effectiveness of the Registration Statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  The foregoing provisions of this Section 1.13 shall apply only to the Company’s initial offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, shall only be applicable to the Holders if all officers, directors and greater than one percent (1%) stockholders of the Company enter into similar agreements and for the sake of clarity, shall not apply to any shares acquired in or after the Company’s Initial Offering.  The underwriters in connection with the Company’s Initial Offering are intended third-party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.  Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in the Company’s Initial Offering that are consistent with this Section 1.13 or that are necessary to give further effect thereto; provided, however, that each Fidelity Entity and the T. Rowe Price Investors shall be entitled to a “most favored nations” provision in such agreements regarding waivers to lock-up agreements granted to other Holders.  Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply to all Holders subject to such agreements pro rata based on the number of shares subject to such agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

(b)                                 Each Holder agrees that a legend reading substantially as follows shall be placed on all certificates representing all Registrable Securities of each Holder (and the shares or securities of every other person subject to the restriction contained in this Section 1.13):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP PERIOD AFTER THE EFFECTIVE DATE OF THE ISSUER’S REGISTRATION STATEMENT FILED UNDER THE ACT, AS AMENDED, AS SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER OF THESE SECURITIES, A COPY OF WHICH MAY BE OBTAINED AT THE ISSUER’S PRINCIPAL

OFFICE.  SUCH LOCK-UP PERIOD IS BINDING ON TRANSFEREES OF THESE SHARES.

(c)                                  The Company shall be obligated to reissue promptly unlegended certificates at the request of any Holder thereof if the Company has completed its Initial Offering or in connection with a sale of Registrable Securities by a Holder pursuant to Rule 144 and the Holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company (it being understood that internal securities counsel of T. Rowe Price shall be deemed acceptable for transfers by any T. Rowe Price Investor and internal securities counsel of Fidelity shall be deemed acceptable for transfers by any Fidelity Entity) to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification and legend

(d)                                 The Company shall keep its securities held by the T. Rowe Price Investors in certificated physical form at least through the expiration or early release of the lock-up period as set forth in Section 1.13(a) above.

1.14                        Termination of Registration Rights.  No Holder shall be entitled to exercise any right provided for in this Section 1 (a) after five (5) years following the consummation of the Initial Offering, (b) as to any Holder, such earlier time after the Initial Offering at which such Holder (i) can sell all shares held by it in compliance with Rule 144(b)(1)(i) or (ii) holds one percent (1%) or less of the Company’s outstanding Common Stock and all Registrable Securities held by such Holder (together with any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 or (c) after the consummation of a Liquidation Event, as that term is defined in the Restated Certificate.

2.                                      Covenants of the Company.

2.1                               Delivery of Financial Statements.  The Company shall deliver to each Major Investor and each Information Rights Investor:

(a)                                 as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholders’ equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants approved by the Board, including at least one (1) of the Investor Directors;

(b)                                 as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(c)                                  within thirty (30) days of the end of each month, an unaudited income statement for such month, and an unaudited balance sheet as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d)                                 as soon as practicable, but in any event at least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company; and

(e)                                  such other information relating to the financial condition, business or corporate affairs of the Company as the Major Investor, Information Rights Investor or Fidelity Entity may from time to time request, including materials that the Company provides to its Board of Directors, provided, however, that the Company shall not be obligated under this subsection (e) or any other subsection of Section 2.1 to provide information that (i) it deems in good faith to be a trade secret or similar confidential information or (ii) the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

(f)                                   Notwithstanding anything else in this Section 2.1 to the contrary, the Company may cease providing the information set forth in this Section 2.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

2.2                               Inspection.  The Company shall permit each Major Investor, at such Major Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

2.3                               Termination of Information and Inspection Covenants.  The covenants set forth in Sections 2.1 and 2.2 shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public, (b) when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur or (c) the consummation of a Liquidation Event, as that term is defined in the Restated Certificate, in which the consideration received by the Investors is in the form of cash and/or freely-tradeable marketable securities.

2.4                               Right of First Offer.  Subject to the terms and conditions specified in this Section 2.4, the Company hereby grants to each Major Investor a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined).  For purposes of this Section 2.4, the term “Major Investor” includes any Affiliates of a Major Investor.  A Major Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its Affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions:

(a)                                 The Company shall deliver a notice in accordance with Section 3.5 (“Notice”) to each Major Investor stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered and (iii) the price and terms upon which it proposes to offer such Shares.

(b)                                 By written notification received by the Company within fifteen (15) calendar days after the giving of Notice, each Major Investor may elect to purchase, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock that are Registrable Securities issued and held by such Major Investor (assuming full conversion and exercise of all convertible and exercisable securities then outstanding) bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible and exercisable securities then outstanding).  The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a “Fully-Exercising Investor”) of any other Major Investor’s failure to do likewise.  During the five (5) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe, but which were not subscribed for by the Major Investors, that is equal to the proportion that the number of Registrable Securities issued and held by such Fully-Exercising Investor bears to the total number of Registrable Securities held by all Fully-Exercising Investors desiring to purchase such unsubscribed Shares.

(c)                                  If all Shares that Major Investors are entitled to obtain pursuant to subsection 2.4(b) are not elected to be obtained as provided in subsection 2.1(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.4(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than that, and upon terms no more favorable to the offeree than those, specified in the Notice.  If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance with this Section 2.4.

(d)                                 The right of first offer in this Section 2.4 shall not be applicable to (i) the issuance of Series E Preferred Stock pursuant to the Series E Agreement

(and the issuance of Common Stock pursuant to the conversion thereof), (ii) the issuance of securities pursuant to a stock split, stock dividend or similar reorganization, (iii) the issuance or sale of Common Stock (or options therefor) to officers, employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to plans or agreements approved by the Board, (iv) the issuance of securities pursuant to a bona fide, firmly underwritten public offering pursuant to a registration statement filed under the Act, (v) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof, (vi) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, provided that such transaction is approved by the Board, (vii) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships, provided such issuances are primarily for other than equity financing purposes and have been approved by the Board, and (viii) the issuance of stock, warrants, or other securities or rights pursuant to any equipment loan or leasing arrangement or debt financing from a bank or similar institution, provided such issuances are primarily for other than equity financing purposes and have been approved by the Board,.  In addition to the foregoing, the right of first offer in this Section 2.4 shall not be applicable with respect to any Major Investor in any subsequent offering of Shares if (i) at the time of such offering, the Major Investor is not an “accredited investor,” as that term is then defined in Rule 501(a) of the Act and (ii) such offering of Shares is otherwise being offered only to accredited investors.

(e)                                  The rights provided in this Section 2.4 may not be assigned or transferred by any Major Investor; provided, however, that a Major Investor that is a venture capital fund may assign or transfer such rights to an affiliated venture capital fund.

2.5                               Proprietary Information and Inventions Agreements.  The Company shall require all employees and consultants with access to confidential information to execute and deliver a proprietary information and inventions agreement and consulting agreement, respectively, in substantially the forms approved by the Board.

2.6                               Employee Agreements.  Unless approved by the Board, all future employees of the Company who shall purchase, or receive options to purchase, shares of Common Stock following the date hereof shall be required to execute stock purchase or option agreements providing for (a) vesting of shares over a four (4) year period with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or services, and the remaining shares vesting in equal monthly installments over the following thirty six (36) months thereafter and (b) a one hundred eighty (180) day lockup period (plus an additional period of up to eighteen (18) days) in connection with the Company’s Initial Offering.  The Company shall retain a right of first refusal on transfers until the Company’s Initial Offering and the right to repurchase unvested shares at cost.

2.7                               Indemnification Matters.  The Company hereby acknowledges that one (1) or more of the directors nominated to serve on the Board by the Investors (each a “Fund Director”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by one or more of the Investors and certain of their affiliates (collectively, the “Fund Indemnitors”).  The Company hereby agrees (a) that it is the indemnitor of first resort (i.e., its obligations to any such Fund Director are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Fund Director are secondary), (b) that it shall be required to advance the full amount of expenses incurred by such Fund Director and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Fund Director to the extent legally permitted and as required by the Restated Certificate or Bylaws of the Company (or any agreement between the Company and such Fund Director), without regard to any rights such Fund Director may have against the Fund Indemnitors, and (c) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Company further agrees that no advancement or payment by the Fund Indemnitors on behalf of any such Fund Director with respect to any claim for which such Fund Director has sought indemnification from the Company shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Fund Director against the Company.

2.8                               Board of Director Approval.  So long as any shares of Preferred Stock are outstanding, the Company shall not (by amendment, merger, consolidation or otherwise) without first obtaining the approval (by vote or written consent, as provided by law) of the Board, including a majority of the Investor Directors: (a) directly or indirectly assume, guarantee or incur debt exceeding one hundred thousand dollars ($100,000) in the principal amount, (b) enter into or agree to enter into any transaction with any director, officer or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the 1934 Act) of any such Person, or amend, modify or waive the terms of, or any rights under, any such transaction (except such transactions made in the ordinary course of business upon fair and reasonable terms), (c) establish any stock option plan (or similar plan) or increase the total number of shares of Common Stock reserved for issuance under any such plan, or (d) issue any shares of Common Stock (or any other security convertible into or exercisable for any shares of Common Stock) other than (i) Common Stock issued pursuant to the conversion or exercise of convertible or exercisable securities outstanding on the date hereof and (ii) Common Stock issued to officers, employees, directors, consultants and other service providers for the primary purpose of soliciting or retaining their services pursuant to a stock plan approved by the Board.

2.9                               Reimbursement for Costs.  The Company shall reimburse each nonemployee director for all reasonable and documented out-of-pocket expenses incurred in connection with attending meetings of the Board.

2.10                        Directors and Officers Insurance.  The Company shall maintain, from financially sound and reputable insurers, a directors and officers insurance policy providing for up to $3,000,000 of coverage, or such other amount as deemed appropriate by the Company’s Board of Directors (including a majority of the Investor Directors), provided it is available at commercially reasonable rates and terms and approved the Company’s Board of Directors (including a majority of the Investor Directors).

2.11                        Anti-Bribery.      The Company hereby warrants to the Investors that, to its knowledge, neither the Company nor any of its subsidiaries (each, a “Group

Company”) nor any officer, director or employee of a Group Company (the “Representatives”) has taken any actions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Government Official or to any other person while knowing that all or some portion of such money or value will be offered, given or promised to a Government Official for the purpose of obtaining or retaining business or securing any improper advantage.  The Company further undertakes to the Investors:

(a)                                 that it will continue to use best endeavors to maintain sufficient internal controls and procedures to ensure that all Group Companies and the Representatives are acting in accordance with the United States Foreign Corrupt Practices Act, as amended;

(b)                                 that no Group Company nor any Representative shall take any actions in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Government Official or to any other person while knowing that all or some portion of such money or value will be offered, given or promised to a Government Official for the purpose of obtaining or retaining business or securing any improper advantage;

(c)                                  that it will indemnify and hold the Investors harmless from and against any and all claims, losses or damages directly arising from any breach by any Group Company or Group Company Representatives of this Section 2.11.

2.12                        FIRPTA.      The Company is not a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code (a “USRPHC”) and has not been a USRPHC during the five-year period ending on the May 16, 2013.  If at any time the Company determines that it is a USRPHC, it shall promptly inform the Investor in writing of such determination. In addition, upon the Investor’s request, the Company shall promptly determine whether or not it is a USRPHC and shall promptly inform the Investor in writing of such determination.

2.13                        Acknowledgment.  The Company hereby acknowledges BVP and its affiliated advisors and funds, Fidelity and the Fidelity Entities and T. Rowe Price and the T. Rowe Price Investors are professional investment managers and/or funds, and as such, invest in numerous portfolio companies, some of which may be deemed competitive with the Company’s business (as conducted or proposed to be conducted). Neither BVP, Fidelity, T. Rowe Price, the T. Rowe Price Investors nor their respective affiliates (including affiliated advisors and funds) shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by BVP, Fidelity, the T. Rowe Price Investors or any affiliated fund in any entity competitive to the Company, or (ii) actions taken by any advisor, partner, officer or other representative of BVP, Fidelity, T. Rowe Price, the T. Rowe Price Investors or any affiliated fund to assist any such competitive company, whether or not such action was taken as a board member of such competitive company, or otherwise.

2.14                        Observer Rights.

(a)                                 (i) As long as Fidelity and its Affiliated Funds owns not less than 2,000,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Series E Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Fidelity who is designated by Fidelity (the “Fidelity Observer”) to attend all meetings of its Board of Directors and any committee thereof in a nonvoting observer capacity and, (ii) as long as Fidelity and its Affiliated Funds own any shares of Series E Preferred Stock (or shares of Common Stock issued upon conversion thereof), the Company shall give to the Fidelity Observer or, if Fidelity no longer has the right to the Fidelity Observer, to Fidelity, copies of all notices, minutes, consents and other materials that it provides to its directors and members of such committee (the “Board Materials”); provided, however, that the Fidelity Observer or Fidelity, as applicable, shall agree to hold in confidence and trust all Board Materials so provided; and, provided further, that the Company reserves the right to withhold any Board Materials and to exclude the Fidelity Observer from any meeting or portion thereof if, based on the advice of Company counsel, access to such Board Materials or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the Fidelity Observer or Fidelity, as applicable.

(b)                                 (i) As long as the T. Rowe Price Investors own not less than 1,200,000 shares (appropriately adjusted for any stock split, dividend, combination or other recapitalization) of Series E Preferred Stock (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of T. Rowe Price who is designated by T. Rowe Price (the “T. Rowe Price Observer”) to attend all meetings of its Board of Directors and any committee thereof in a nonvoting observer capacity and, (ii) as long as the T. Rowe Price Investors own any shares of Series E Preferred Stock (or shares of Common Stock issued upon conversion thereof), the Company shall give to the T. Rowe Price Observer or, if T. Rowe Price no longer has the right to T. Rowe Price Observer, to T. Rowe Price, copies of all Board Materials; provided, however, that T. Rowe Price Observer or T. Rowe Price, as applicable, shall agree to hold in confidence and trust all Board Materials so provided; and, provided further, that the Company reserves the right to withhold any Board Materials and to exclude the T. Rowe Price Observer from any meeting or portion thereof if, based on the advice of Company counsel, access to such Board Materials or attendance at such meeting would adversely affect the attorney-client privilege between the Company and its counsel or would result in disclosure of trade secrets to the T. Rowe Price Observer or T. Rowe Price, as applicable.

2.15                        Information Requests.  The Company shall promptly and accurately respond, and shall use its best efforts to cause its transfer agent to promptly respond, to requests for information made on behalf of any Fidelity account or any T. Rowe Price Investor relating to (a) accounting or securities law matters required in connection with its audit or (b) the actual holdings of such Fidelity account or T. Rowe Price Investor, including in relation to the total outstanding shares; provided, however, that the Company shall not be obligated to provide any such information that could reasonably result in a violation of applicable law or conflict with the Company’s insider trading policy or confidentiality obligation of the Company.  These rights shall expire with respect to Fidelity once no Fidelity account holds any securities of the Company that are restricted under the Act and with respect to a T. Rowe Price Investor once such T. Rowe Price Investor no longer holds any securities of the Company that are restricted under the Act.

2.16                        Termination of Certain Covenants.  The covenants set forth in Sections 2.4, 2.5, 2.6, 2.8, 2.9, 2.10, 2.11, 2.12, 2.13, 2.14 and 2.15 shall terminate and be of no further force or effect upon the consummation of (i) the Initial Offering or (ii) a Liquidation Event (as such term is defined in the Restated Certificate), provided, that, the Company’s obligations to provide the Board Materials as set forth Section 2.14(a)(ii) and Section 2.14(b)(ii) shall survive the Liquidation Event unless the consideration received by the Investors is in the form of cash and/or freely-tradeable marketable seucrities.

3.                                      Miscellaneous.

3.1                               Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2                               Governing Law.  This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California, without regard to its principles of conflicts of laws.

3.3                               Counterparts.  This Agreement may be executed and delivered by facsimile or electronic signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4                               Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5                               Notices.  All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given:  (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at the addresses set forth on the signature pages attached hereto (or at such other addresses as shall be specified by notice given in accordance with this Section 3.5).

3.6                               Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7                               Entire Agreement; Amendments and Waivers.  This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof.  Any term of this Agreement (other than Section 2.1, Section 2.2, Section 2.3 and Section 2.4) may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities held by Holders.  The provisions of Section 2.2, Section 2.3 and Section 2.4 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors holding a majority of the Registrable Securities that are held by all of the Major Investors; provided, however, that a waiver of the right of first offer as set forth in Section 2.4 shall not be effective as to a Major Investor who has not waived such right unless none of the holders who waived such right purchases, or had any post-waiver right to purchase, any Shares in such issuance.  The provisions of Section 2.1 may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Major Investors and Information Rights Investors holding a majority of the Registrable Securities that are held by all of the Major Investors and the Information Rights Investors, where such majority shall include BVP and USV for so long as each of BVP and USV is a Major Investor or Information Rights Investor.  Notwithstanding anything to the contrary and in addition to any other approvals that may be necessary hereunder, the definition of “Major Investor” and the provisions of Sections 1.1(b), 1.1(g), 1.13, 2.1, 2.2, 2.3, 2.13, 2.14(a), 2.15, 2.16 and 3.12 may only be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of Fidelity.  Notwithstanding anything to the contrary and in addition to any other approvals that may be necessary hereunder, the definition of “Major Investor” and the provisions of Sections 1.1(b), 1.1(c), 1.1(q), 1.1(cc), 1.1(dd), 1.13, 2.1, 2.2, 2.3, 2.13, 2.14(b), 2.15 and 2.16 may only be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of T. Rowe Price.  Notwithstanding the foregoing, any amendment or waiver that adversely and disproportionately affects any Investor, class of Preferred Stock, or series of Preferred Stock in a manner different than any other Investor, class of Preferred Stock, or series of Preferred Stock shall require the written consent of such Investor, at least a majority in interest of such class of Preferred Stock, or at least a majority in interest of such series of Preferred Stock, as applicable. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company.

3.8                               Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

3.9                               Aggregation of Stock.  All Registrable Securities held or acquired by affiliated entities (including affiliated venture capital funds or Affiliated Funds) or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10                        Additional Investors.  Notwithstanding Section 3.7, no consent shall be necessary to add additional Investors as signatories to this Agreement, provided that such Investors have purchased Series E Preferred Stock pursuant to the Series E Agreement.

3.11                        Termination of Prior Agreement.  Upon the effectiveness of this Agreement, the Prior Agreement shall terminate and be of no further force and effect, and shall be superseded and replaced in its entirety by this Agreement.

3.12                        Massachusetts Business Trust. A copy of the Agreement and Declaration of Trust of each Investor affiliated with Fidelity, or any affiliate thereof, is on file with the Secretary of State of the Commonwealth of Massachusetts and notice is hereby given that this Agreement is executed on behalf of the trustees of such Investor or any affiliate thereof as trustees and not individually and that the obligations of this Agreement are not binding on any of the trustees, officers or stockholders of such Investor or any affiliate thereof individually but are binding only upon such Investor or any affiliate thereof and its assets and property.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

COMPANY:

TWILIO INC.

	By:	/s/ Jeff Lawson
	Name:	Jeff Lawson
	Title:	Chief Executive Officer

Address:	645 Harrison Street, 3rd Floor
San Francisco, California 94107

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

FOUNDERS:

Jeffrey Gordon Lawson, as trustee of the Lawson 2014 GRAT

Jeffrey Gordon Lawson, as trustee of the Lawson Revocable Trust

/s/ Jeff Lawson
Name:	Jeff Lawson
Title:	Trustee

/s/ John Wolthuis
John Wolthuis

/s/ Evan Cooke
Evan Cooke

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Fidelity Securities Fund: Fidelity OTC Portfolio

	By:	/s/ Joseph Zambello
	Name:	Joseph Zambello
	Title:	Authorized Signatory

Address:

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Fidelity Contrafund Commingled Pool
By: Fidelity Management & Trust Co.

	By:	/s/ Joseph Zambello
	Name:	Joseph Zambello
	Title:	Authorized Signatory

Address:

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Fidelity Contrafund: Fidelity Advisor New Insights Fund

	By:	/s/ Joseph Zambello
	Name:	Joseph Zambello
	Title:	Authorized Signatory

Address:

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Fidelity Contrafund: Fidelity Contrafund

	By:	/s/ Joseph Zambello
	Name:	Joseph Zambello
	Title:	Authorized Signatory

Address:

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Fidelity Contrafund: Fidelity Series Opportunistic Insights Fund

	By:	/s/ Joseph Zambello
	Name:	Joseph Zambello
	Title:	Authorized Signatory

Address:

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Fidelity Contrafund: Fidelity Advisor Series Opportunistic Insights Fund

	By:	/s/ Joseph Zambello
	Name:	Joseph Zambello
	Title:	Authorized Signatory

Address:

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

T. Rowe Price New Horizons Fund, Inc.
T. Rowe Price New Horizons Trust
T. Rowe Price U.S. Equities Trust
Each fund, severally and not jointly

By: T. Rowe Price Associates, Inc., Investment Adviser

By:	/s/ J. David Wagner

Name:	J. David Wagner

Title:	Vice President

Address:
T. Rowe Price Associates, Inc.
100 East Pratt Street
Baltimore, MD 21202
Attn: Andrew Baek, Vice President and Senior Legal Counsel
Phone: 410-345-2090
E-mail: andrew_baek@troweprice.com

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ALTIMETER PARTNERS FUND, LP

	By:	/s/ John J. Kiernan III
Altimeter General Partner, LLC
Its General Partner

Name: John J. Kiernan III
Title: Member

Address:	One International Place, Suite 2400

Boston, MA 02110

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

Arrowpoint Fundamental Opportunity Fund, L.P.

By: its General Partner
Arrowpoint Partners GP, LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

Lookfar Investments LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

Intrepid Production Corp
By: its Investment Adviser
Arrowpoint Asset Management, LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

Iron Horse Investments LLC
By: its Investment Adviser
Arrowpoint Asset Management, LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

THB Iron Rose LLC
By: its Investment Adviser
Arrowpoint Asset Management, LLC

By:	/s/ David Corkins
Name:	David Corkins
Title:	Managing Member

Address:	Arrowpoint Asset Management, LLC
100 Fillmore Street, Suite 325
Denver, CO 80206

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

ANDREAS BECHTOLSHEIM

/s/ Andreas Bechtolsheim

Address:

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

BESSEMER VENTURE PARTNERS VII L.P.

BESSEMER VENTURE PARTNERS VII INSTITUTIONAL L.P.

BVP VII SPECIAL OPPORTUNITY FUND L.P.

	By:	Deer VII & Co. L.P., their General Partner
	By:	Deer VII & Co. Ltd., its General Partner

	By:	/s/ J. Edmund Colloton
	Name:	J. Edmund Colloton
	Title:	Director

Address:	c/o Bessemer Venture Partners
1865 Palmer Avenue
Suite 104
Larchmont, NY 10538
Tel. 914-833-5300
Transactions@bvp.com

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

REDPOINT OMEGA II, L.P., by its General Partner Redpoint Omega II, LLC

REDPOINT OMEGA ASSOCIATES II, LLC, as nominee

	By:	/s/ Scott C. Raney
	Name:	Scott C. Raney
	Title:	Managing Director

Address:	3000 Sand Hill Rd. #2-290
Menlo Park, CA 94025

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

DRAPER FISHER JURVETSON FUND X, L.P.

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON PARTNERS X, LLC

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Member

DRAPER ASSOCIATES RISKMASTERS FUND III, LLC

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	Managing Member

Address:	2882 Sand Hill Road, Suite 150
Menlo Park, CA 94025

Telephone:	(650) 233-9000
Fax:	(650) 233-9233

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

SALESFORCE.COM, INC.

By:	/s/ John Somorjai
John Somorjai
EVP, Corporate Development and Salesforce Ventures

Address:	The Landmark @ One Market Street, Suite 300
San Francisco, CA 94105

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

AMAZON.COM NV INVESTMENT HOLDINGS LLC

By:	/s/ Dan Grossman
Name:	Dan Grossman
Title:	Vice President

Address:	410 Terry Avenue North
Seattle, WA 98109-5210
Attention: General Counsel

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Investors’ Rights Agreement as of the date first above written.

INVESTORS:

UNION SQUARE VENTURES 2008, L.P.,
a Delaware limited partnership

	By:	Union Square GP 2008, L.L.C.,
a Delaware limited liability company
	Its:	General partner

	By:	/s/ Albert Wenger
	Name:	Albert Wenger
	Title:	Managing Partner

Address:	915 Broadway, Suite 1408
New York, NY 10010

SIGNATURE PAGE TO TWILIO INC.
AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

SCHEDULE A

Investors

Amazon.com NV Investment Holdings LLC

salesforce.com, Inc.

Fidelity Securities Fund:  Fidelity OTC Portfolio

Fidelity Contrafund Commingled Pool

Fidelity Contrafund:  Fidelity Advisor New Insights Fund

Fidelity Contrafund:  Fidelity Contrafund

Fidelity Contrafund:  Fidelity Series Opportunistic Insights Fund

Fidelity Contrafund:  Fidelity Advisor Series Opportunistic Insights Fund

Lookfar Investments LLC

Intrepid Production Corp

Iron Horse Investments LLC

Arrowpoint Fundamental Opportunity Fund, L.P.

THB Iron Rose LLC

T. Rowe Price New Horizons Fund, Inc.

T. Rowe Price New Horizons Trust

T. Rowe Price U.S. Equities Trust

Altimeter Partners Fund, LP

Andreas Bechtolsheim

Union Square Ventures 2008, L.P.

Lawrence Lawson

Scott Kaufman

Susan Cooke

Dave & Norah Wolthius

StarChamber, LLC

KintanBrahmbhatt

John Whelan

Melissa Litwiki

Benjamin Diament

Bullet Time Ventures, LP

The Jeffrey G. Fluhr Trust dated 11/8/05

Mitchell D. Kapor Trust dated 12/03/99

K9 Ventures, LP

FF Angel, LLC

15 Angels, LLC

Dave McClure

Joshua Schachter

Bessemer Venture Partners VII L.P.

Bessemer Venture Partners VII Institutional L.P.

BVP VII Special Opportunity Fund L.P.

500 Startups, L.P.

SV Angel II-Q, L.P.

Infocomm Investments Private Limited

The James and Linda McGeever Revocable Trust

Redpoint Omega II, L.P.

Redpoint Omega Associates II, LLC

Draper Fisher Jurvetson Fund X, L.P.

Draper Fisher Jurvetson Partners X, LLC

Draper Associates Riskmasters Fund III, LLC

Jeffrey E. Epstein and Sue H. Epstein, Trustees UTD 6/22/2012

SCHEDULE B

Founders

John Wolthuis

Evan Cooke

Transferees from Jeffrey Lawson:

Commonwealth Trust Company, as trustee of the Lawson 2014 Irrevocable Trust

Jeffrey Gordon Lawson, as trustee of the Lawson 2014 GRAT

Jeffrey Gordon Lawson, as trustee of the Lawson Revocable Trust

Rachel Lawson and Daniel Freeman, Co-Trustees of the Lawson 2012 Education Trust dated October 6, 2012

Lawson, Larry

Lawson, Rachel

Daniel Freeman

Evelyn Freeman

Fred Freeman

Myra Greenwald

Daniel Shere